Exhibit 3.2

BYLAWS OF SALSPERA INC. Sechon 1. ARTICLE I. OFFICES Regictered Office. The registered office of the Corporation shall be as stated in the Certificate of Incorporation. becAon 2. ’^*! ‘ R*! %f icP. The principal office of the Corporation will be at such place as the Board of Directors may from time to time determined, whether within or without of the State of Delaware. Section 3 . Oth er Offices . The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require, whether within or without of the State of Delaware . ARTICLE H. MEETINGS OF STOCK8OLDERS Section 1 . Place of Meetings . Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof . Section 2 . Ann u al Meetingc . The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting . Section 3 . Special Meetings . Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Chief Executive Officer, (iii) the Chief Financial Officer, or (iv) the Board of Directors . Such request shall state the purpose or purposes of the proposed meeting . At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting . Section 4 . Notice Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days before the date of the meeting . Section 5. Qxorum and A@ourn me nt. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business . If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quomm shall be present or represented . At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed . Section d . Voting . Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote . Each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote held by such stockholder, except as provided in the Certificate of Incorporation or a resolution of the Board of Directors fixing rights and preferences of a class or series established by the Board of Directors . Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period . The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot . Section 7 . Record Date ofstockholders . The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid . Section 8 . Consent of Stockholders in Lieu of Meeting . Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted . Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing .

3 Section 9 . Voting List . The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder . Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held . The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present . Sectio n 10 . Stock LeJger . The stock ledger of the Corporaâon shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders . Neciinn 11 . Conduct ofMeeti n gc . The Chairman, or, if there be no Chairman or in his or her absence, any other officer designated by the Board of Directors or the Chairman, shall preside at all regular or special meetings of stockholders . To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings . ARTICLE III. DIRECTORS Section 1 . N u mber and Term of Office . The number of directors constituting the board will be at least one and may be such other number as may be determined by the Board of Directors or by the stockholders at an annual or special meeting . Each director shall serve for an indefinite term . A director shall hold his or her office until his or her successor is elected and has qualified or until the earlier of his or her death, resignation, removal, or disqualification . Directors will be natural persons, but need not be Members . Section 2 . Removal and Resignation of Directors . Any director may be removed from the Board of Directors, with or without cause, by the holders of at least 66 % of the issued and outstanding stock of the Corporation . Any director may resign at any time upon notice to the Corporation . Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary . The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein . Section 3 . Vacancies . Board vacancies resulting from death, resignation, removal, or disqudification of a director shall be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, without Member action . No notice to Members of a vacancy is required . Vacancies on the Board of Directors resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office . Each person elected to fill a vacancy shall hold office until a qualified successor is elected at any

4 meeting duly called for that purpose. The existence of vacancies does not affect the power of the Board to function if at least one director remains in the office. Section 4 . 2 liifies and Powers . The business, activities, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders . The Board of Directors, in its discretion, may (but need not) choose a Chairman of the Board of Directors (who must be a director) . Section S . Meetings . The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware . Regular meetings, those where the day or date, time, and place has been provided in a Board resolution or announced at a previous Board meeting — of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors . Special meetings of the Board of Directors may be called (i) by the Chairman, if there be one, or the Chief Executive Officer on twenty - four (24) hours' notice or (ii) any director on ten (10) days' notice, to each director, either personally, or by mail, telephone, facsimile, e - mail or telegram . Every such notice shall state the date, time and place of the meeting . Notice of a meeting called by a person other than the Chairman or the Chief Executive Officer shall state the purpose of the meeting . Section 6 . Quorum ; Actions of Board . Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors . If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present . Section 7 . Written Action of Board . Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee . Section 8 . Participation by Electronic Communications . Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting . Section 9 . Committees . The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation . The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee . In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member . Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise ail the powers and authority of the Board if Directors in the management of the business and affairs of the Corporation . Each committee shall keep regular minutes and report to the Board of Directors when required . Section 10 . Compencation . The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director . No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor . Members of special or standing committees may be allowed like compensation for attending committee meetings . Section 11 . Conduct ofMeetings . The Chairman, or, if there be no Chairman or in his or her absence, any other officer designated by the Board of Directors, shall preside at all meetings of the Board of Directors . The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman shall act as secretary . ARTICLE IV. OFFICERS Aecrion J . General . The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer or a Treasurer, and a Secretary . The Board of Directors, in its discretion, may aiso choose and appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers . Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws . The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation . Section 2 . Election . The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shail exercise such powers and perform such duties as shail be determined from time to time by the Board of Directors ; and all ofi'icers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal .

6 Section 3 . Re m oval and Resignation . Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors . Any officer of the Corporation may resign at any time . Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary . The acceptance of a resignation shdl not be necessary to make it effective, unless so specified therein . Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors . Section 4 . Compensation . The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or any committee upon whom power in that regard may be conferred by the Board of Directors . Section S . Voting Sec u rities Owned by the Corporation . Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behdf of the Corporation by the Chief Executive Officer, the Chief Financial Officer or any Vice President and any such officer may, in the name of and on behdf of the Corporation, take dl such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present . The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons . Section 6 . Chief Mecutive Officer . The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect . He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by these Bylaws, the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation . In the absence or disability of the Chairman of the Board, or there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors . The Chief Executive Officer shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors . Section 7 . Chief Financial Officer or Treas u rer . The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors . The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of d 1 his or her transactions as Chief Financial Officer and of the financial condition of the Corporation . If required by the Board of Directors, the Chief Financial Officer shdl give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the

7 Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation . Section 8 . Secret ary and Assistant Secretaries . The Secretary shall attend all meetings of the Board of Directors and dl meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose ; the Secretary shdl also perform like duties for the standing committees when required . The Secretary shdl give, or cause to be given, notice of all meetings of the stockholders and specid meetings of the Board of Directors, and shdl perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he or she shall be . The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe . Section 9 . Vice R • esidenb . The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shdl in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe . Section 10 . Other Offic er s . Such other officers as the Board of Directors may choose shail perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors . The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers . ARTICLE V. STOCK Section 1 . Form of Certificates . Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer or a Vice President and (ii) by the Chief Financial Officer or the Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation . Section 2 . Sign atu res . Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile . In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue . Section 3 . Lost Certificates . The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been

8 lost, stolen or destroyed, upon the making of an afEdavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed . When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed . Section t . Transfers . Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws . Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued . 5 ection 5 . Beneficial Owners . The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law . ARTICLE Vl. NOTICES Section 1 . Waivers of Notice . Any director, member of a committee or stockholder may at any time waive any notice required to be given by law, the Certificate of Incorporation or these Bylaws, by a writing signed by such person or persons entitled to said notice . If any director, member of a committee or stockholder shall be present at any meeting, his or her presence shall constitute a waiver of such notice . Section 2 . Notices . Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail . Written notice may also be given personally or by facsimile, telegram, telex, e - mail or cable and will be deemed given when delivered or transmitted . ARTICLE VII. INDEMNIFICATION Section 1 . Inde mn ification . The Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by Section 145 of the Delaware General Corporation

9 Law, as amended from time to time (or by any successor thereto, however denominated) The Corporation may, if the Board of Directors should determine to do so by resolution adopted by a majority of the whole Board, indemnify any person who is or was an employee or agent (other than a Director or officer) of the Corporation, or is or was serving at the request of the Corporation as an employee or agent (other than a director or officer) of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by such Section 145 . This Section 1 shdl be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Delaware corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or any right of any individud to indemnification . Section 2 . Insurance for Indemnification . The Corporation may purchase and maintain insurance for protection of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by Section 145 of the Delaware Generd Corporation Law, as amended from time to time (or by any successor thereto, however denominated) . ARTICLE VIII. AMENDMENTS These Bylaws may be adopted, amended, dtered or repealed at any meeting of the Board of Directors by majority vote . The fact that the power to adopt, amend, alter or reped the Bylaws has been conferred upon the Board of Directors shdl not divest the stockholders of the same powers . ARTICLE IX. GENERAL PROVISIONS 6 ecfinn 1 . Diridrnfs . Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or specid meeting, and may be paid in cash, in property, or in shares of the capital stock . Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve . Section 2 . Disbursements . All checks or demands for money and noies of the Corporation shdl be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate . Section 3. Fiscal Year. The fiscd year of the Corporation shall be fixed by resolution of the Board of Directors. Section 4. COYpOYOte Sell. The Corporation may, but need not, have a corporate seal. In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behdf of the Corporation to be valid and duly authorized. Section S. Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation. 10 CERTIFICATION The undersigned, the Chief Executive Officer of the Corporation, hereby certifies that the foregoing Bylaws were adopted by the Board of Directors pursuant to a Written Action dated the 3 rd day of November, 2021 . Aydin Moradian